EXHIBIT 10.3

AMENDMENT

TO

RESTATED EMPLOYMENT AGREEMENT

Reference is made to that certain Restated Employment Agreement (the “Agreement”), dated as of November 21, 1995, between Sonesta International Hotels Corporation (the “Company”) and Stephen Sonnabend (the “Executive”).  This shall constitute an Amendment to the Agreement.

1.               Section 11 is deleted and replaced with the following:

11.  Notices.  All notices under this Agreement shall be in writing and delivered by hand or addressed and mailed by registered or certified mail, return receipt requested, if to the Company:

Sonesta International Hotels Corporation
116 Huntington Avenue, Floor 9
Boston, MA 02116
Attn: Office of Treasurer

with a copy to:

Norman Spector, Esq.
Burns & Levinson
125 Summer Street
Boston, MA 02110

and if to the Executive

Mr. Stephen Sonnabend
350 Coconut Lane
Key Biscayne, Fl 33149

or to such other address for notice as may be specified by any party hereto by notice given in the manner herein provided.

2.               In all other respects the Agreement remains unchanged and in effect as of this May 16, 2005

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year written above.

SONESTA INTERNATIONAL HOTELS
CORPORATION

By:	/S/ Boy van Riel

Its:	Vice President and Treasurer

/S/ Stephen Sonnabend
Stephen Sonnabend